                                                                    EXHIBIT 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                                         )        Chapter 11

                                               )

Fleming Companies, Inc., et al.,(1)            )        Case No. 03-10945 (MFW)

                                               )        (Jointly Administered)

                        Debtors.               )


        INTERIM ORDER UNDER 11 U.S.C. SECTIONS 105(a), 362(a)(3), AND 541
            LIMITING TRADING IN THE EQUITY SECURITIES OF THE DEBTORS

         Upon consideration of the emergency motion (the "Motion")(2) of the above-captioned debtors and debtors in possession (collectively, the "Debtors"), for entry of an order, pursuant to sections 105(a), 362(a)(3), and 541 of title 11, United States Code (the "Bankruptcy Code"), requesting that this court limit certain transfers of equity securities of the Debtors; and it appearing that the relief requested is in the best interest of the Debtors' estates and it appearing that notice is proper and that no further notice of the relief requested in the Motion is required; and after due deliberation; and sufficient cause appearing therefor; it is

-------------

(1) The Debtors are the following entities: Core-Mark International, Inc.; Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favar Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc. (collectively, the "Debtors").


(2) Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Motion.

         ORDERED, that the Motion is granted on an interim basis; and it is further

         ORDERED, that

         (i) Any acquisition of equity securities of the Debtors (including options to acquire stock, as defined below) by any person, entity or Substantial Equityholder (as defined in paragraph
                  (iii), below) that would result in (a) an increase in the amount of equity securities owned by a Substantial Equityholder or (b) a person or entity becoming a Substantial Equityholder (an "Equity Transferee") is hereby enjoined through 5:00 p.m. (EST) on the date of the Final Hearing (defined below).

         (ii) Any disposition of equity securities of the Debtors (including options to acquire stock, as defined below) by any person, entity or Substantial Equityholder that would result in (a) a decrease in the amount of equity securities owned by a Substantial Equityholder or (b) a person or entity ceasing to be a Substantial Equityholder (an "Equity Transferor") is hereby enjoined through 5:00 p.m. (EST) on the date of the Final Hearing (defined below).

         (iii) For purposes of this Order: (a) a "Substantial Equityholder" is any person or entity that owns equity securities of any of the Debtors with an aggregate fair market value equal to or greater than 5% of the fair market value of the common stock of Fleming Companies, Inc.; (b) "ownership" of equity securities includes direct and indirect ownership (e.g., a holding company would be considered to own all shares owned or acquired by its subsidiaries), ownership by such holder's family members and persons acting in concert with such holder to make a coordinated acquisition of stock and ownership of shares which such holder has an option to acquire and (c) an "option" to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

         (iv) Any sale or other transfer of equity securities in the Debtors in violation of this order shall be null and void and ab initio shall confer no rights on the transferee unless the Debtors' cases are hereafter dismissed or converted to Chapter 7.

         ORDERED, that a final hearing on the Motion will be heard on June 4, 2003 at 4:00 p.m. (the "Final Hearing"), with objections, if any, to be filed and served by June 2, 2003 at noon; and it is further

         ORDERED that within one business day of entry of this Order, the Debtors shall provide notice to all Substantial Equityholders and all known equity holders of the Motion and Interim Order; and it is further

         ORDERED that the Debtors shall publish this Order in the business section of the national edition of the Wall Street Journal within 4 business days of the entry of this Order.



Dated:  May 20, 2003                    /s/ Mary F. Walrath
                                        ---------------------------------------
                                        The Honorable Mary F. Walrath
                                        United States Bankruptcy Judge

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE



In re:                                    )          Chapter 11

                                          )

Fleming Companies, Inc., et al.,(3)       )          Case No. 03-10945 (MFW)

                                          )          (Jointly Administered)

                     Debtors.             )


     EMERGENCY MOTION FOR AN INTERIM ORDER UNDER 11 U.S.C. SECTIONS 105(a), 362(a)(3), AND 541 LIMITING TRADING IN EQUITY SECURITIES OF THE DEBTORS

         The above-captioned debtors and debtors-in-possession (collectively, the "Debtors") file this motion (the "Motion"), seeking entry of an order limiting certain transfers of equity securities of the Debtors. In support of this Motion, the Debtors respectfully state as follows:


                                  JURISDICTION

1. This Court has jurisdiction over this Motion under 28 U.S.C. Sections 157 and 1334. This matter is a core proceeding within the meaning of 28 U.S.C. Section 157(b)(2). Venue of this proceeding and this Motion is properly in this district pursuant to 28 U.S.C. Sections 1408 and 1409.

2. The statutory bases for the relief requested herein are sections 105(a), 362(a)(3) and 541 of title 11 of the United States Code (the "Bankruptcy Code").

------------


(3) The Debtors are the following entities: Core-Mark International, Inc.; Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favor Concepts, Ltd.; Fleming Foods Management Co., O.K., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc. (collectively, the "Debtors").

                      EMERGENCY BASIS FOR RELIEF REQUESTED

3. As a result of their past operations, the Debtors have net operating losses of approximately $367 million (the "NOL").(4) Pursuant to section 172 of the Internal Revenue Code of 1986, as amended (variously, the "IRC" or the "Tax Code"), the Debtors may use the NOL to offset taxable income earned in future years, making it a valuable asset of the Debtors' estates. Indeed, assuming a corporate tax rate of 35%, the Debtors estimate that the NOL could be worth up to $128.45 million.

4. Recently, and as further discussed herein, the Debtors learned that there is a high risk that continued trading of the equity securities of the Debtors could eliminate the value of the NOL by triggering the IRC
         Section 382 provision that limits a taxpayer's ability to utilize net operating losses to reduce future taxes.

5. Thus, by this Motion, pursuant to sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code, the Debtors seek an order limiting certain transfers of equity securities of the Debtors on an interim basis, subject to the Debtors providing full notice of the relief requested. Accordingly, the Debtors request that the Court enter the interim order attached hereto as Exhibit A (the "Interim Order").

                                   BACKGROUND

6. On April 1, 2003 (the "Petition Date"), the Debtors filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases"). The Debtors are operating their businesses and managing their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these cases. The Committee was appointed on April 14, 2003.

7. On April 8, 2003, Core-Mark International, Inc., one of the Debtors in these Chapter 11 Cases, obtained an order from the Supreme Court of British Columbia (the "Core-Mark Order") recognizing the Chapter 11 Cases as "foreign proceedings" for purposes of Section 18.6 of the Companies' Creditors Arrangement Act (Canada).

8. The Debtors are the largest multi-tier distributor of consumable goods in the United States. As of the Petition Date, the Debtors were supplying products to approximately 45,000 locations, including supermarkets and convenience stores.





------------

(4) The Debtors' NOL was approximately $367 million as of December 31, 2002. It is likely that this amount has increased since then. See Affidavit of August L. Helmbright, attached hereto as Exhibit B.

 IRC SECTION 382 COULD LIMIT THE DEBTORS' USE OF THEIR NOL IF UNFETTERED TRADING
          OF EQUITY SECURITIES IN THE DEBTORS IS PERMITTED TO CONTINUE.


9. The Debtors must limit trading in equity securities in the Debtors to preserve the value of Debtors' NOL. Thus the Court should exercise its powers pursuant to sections 105(a) and 362(a)(3) of the Bankruptcy Code to grant the requested relief.

10. IRC Section 172 generally permits corporations that meet certain requirements to use net operating losses and built-in losses to offset income from each of the five years preceding and twenty years following the year of such losses. A corporation's ability to deduct its net operating losses or built-in losses in any given year within such period is normally limited only by the amount of income the corporation earns. If a corporation undergoes an "ownership change" (as described below), however, IRC Section 382(a) severely restricts the corporation's ability to use its net operating losses or built-in losses by capping the corporation's annual net operating loss deduction at an amount equal to the long-term tax exempt rate (approximately 5%) multiplied by the value of the corporation's equity prior to the restructuring. (This cap is referred to herein as the "IRC Section 382 Limitation.") Thus, it is imperative that the Debtors avoid an "ownership change" in order to preserve the value of their NOL, which is estimated to be $367 million.

11. According to the Tax Code, an "ownership change" occurs when, during a three year "testing period," the percentage of a corporation's stock owned by one or more shareholders (each of whom own at least 5 percent at the end of the period) increases by more than 50 percentage points over the lowest percentage of stock owned by such shareholders. See IRC Section 382(i)(1). A simple example from the Treasury regulations illustrates how this complex formula is applied:

         A and B each own 40 percent of the outstanding stock of L, a loss corporation. The remaining 20 percent of the L stock is owned by 100 unrelated individuals, none of whom own as much as five percent of L stock. C, a third party, negotiates with A and B to purchase all their stock in L. The acquisitions from both A and B are completed on September 13, 1990. C's acquisition of 80 percent of L's stock results in an ownership change because C's percentage ownership has increased by 80 percentage points as of the testing date, compared to his lowest percentage ownership in L at any time during the testing period (0 percent).

See Temp. Treas. Reg. Section  1.382-2T(c)(2).


12. Debtors' accountants, Ernst & Young LLP, have informed Debtors that the percentage ownership of Debtors' stock by 5-percent shareholders of the Debtors increased by as much as approximately 48 percentage points over the lowest percentage ownership by such shareholders during the most recent testing period.(5) Thus it is abundantly clear that, absent the order requested from this court, further unfettered trading by 5-percent shareholders of the Debtors will soon push Debtors past the 50% change threshold, trigger the Code Section 382 limitation, and effectively eliminate a $128.45 million tax asset.(6)

13. In order to preserve this valuable asset, the Debtors propose that:

         (v) Any acquisition of equity securities of the Debtors (including options to acquire stock, as defined below) by any person, entity or Substantial Equityholder (as defined in paragraph
                  (iii), below) that would result in (a) an increase in the amount of equity securities owned by a Substantial Equityholder or (b) a person or entity becoming a Substantial Equityholder (an "Equity Transferee") be enjoined through the date of a final hearing on the Motion.

         (vi) Any disposition of equity securities of the Debtors (including options to acquire stock, as defined below) by any person, entity or Substantial Equityholder that would result in (a) a decrease in the amount of equity securities owned by a Substantial Equityholder or (b) a person or entity ceasing to be a Substantial Equityholder (an "Equity Transferor") be enjoined through the date of a final hearing on the Motion.

         (vii) For purposes of the Interim Order: (a) a "Substantial Equityholder" is any person or entity that owns equity securities of any of the Debtors with an aggregate fair market value equal to or greater than 5% of the fair market value of the common stock of Fleming Companies, Inc.; (b) "ownership" of equity securities includes direct and indirect ownership (e.g., a holding company would be considered to own all shares owned or acquired by its subsidiaries), ownership by such holder's family members and persons acting in concert with such holder to make a coordinated acquisition of stock and ownership of shares which such holder has an option to acquire and (c) an "option" to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.




----------

(5)      See Affidavit of August L. Helmbright.


(6) The effect of an ownership change would be to limit the Debtors and the reorganized Debtors to applying only a tiny fraction (approximately $400,000 annually) of their NOL to offset future income. See Affidavit of August L. Helmbright. The effect of this is limitation is illustrated by the following example: Assume that in a future taxable year Debtors have taxable income of $100 million. If Debtors' NOL were not restricted by IRC Section 382, Debtors would be able to offset their entire taxable income by carrying forward their NOL. Thus, Debtors would pay no federal income tax. If the Code Section 382 Limitation applied, Debtors would only be permitted to offset $400,000 of income with their NOL. Thus Debtors would owe tax on $99,600,000. At the current corporate tax rate (35%), Debtors would owe tax of $34.8 million.

14. To preserve the Debtors' NOL for use by the Debtors and the reorganized Debtors, the Debtors must - at a minimum - avoid an "ownership change" prior to the effective date of the Debtors' bankruptcy plan. The best way to accomplish this goal is to enter the order requested by Debtors, limiting trading in the equity securities of Debtors.

A.  A DEBTOR'S NOL IS PROPERTY OF ITS ESTATE ENTITLED TO COURT PROTECTION

15. Courts have uniformly held that a debtor's NOL constitutes property of the estate under section 541 of the Bankruptcy Code, and, consequently, courts have the authority to impose measures intended to protect and preserve such NOL. The seminal case articulating this rule is In re Prudential Lines, Inc., 107 B.R. 832 (Bankr. S.D.N.Y. 1989), aff'd, 119 B.R. 430 (S.D.N.Y. 1990), aff'd, 928 F.2d 565 (2d Cir.
         1991), cert. denied 502 U.S. 821 (1991). In Prudential Lines, the Bankruptcy Court for the Southern District of New York enjoined a parent corporation from taking a worthless stock deduction with respect to its wholly-owned subsidiary, which was in bankruptcy, on the grounds that allowing the parent to take such a deduction would destroy its debtor-subsidiary's NOL. In issuing the injunction, the court held that a "debtor's potential ability to utilize NOLs is property of an estate." 107 B.R. at 838. The court further held that "the taking of a worthless stock deduction is an exercise of control over a debtor's NOLs" and was thus properly subject to the automatic stay of section 362 of the Bankruptcy Code. 107 B.R. at 842; see also In re Southeast Banking Corp., Case No. 91-14561-BKC-PGH (Bankr. S.D. Fla., July 21,
         1994) (debtor's interest in its NOL "constitutes property of the estate within the scope of 11 U.S.C. Section 541(a)(1) and is entitled to the protection of the automatic stay imposed pursuant to 11 U.S.C. Section 362(a)(3)"); In re Phar-Mor, Inc., 152 B.R. 924 (Bankr. N.D. Ohio 1993)
         ("the sale of stock is prohibited by Section 362(a)(3) as an exercise of control over the NOLs, which is property of the estate"); In re Grossman's, Inc., Case No. 97-695 (PJW) (Bankr. D. Del. Oct. 9, 1997) (the debtors' NOL carryforward is property of the debtors' estates and is protected by the automatic stay).

B.  THE REQUESTED RELIEF IS APPROPRIATE TO PRESERVE THE DEBTORS' NOL

16. Courts have not hesitated to restrict or enjoin transfers of equity securities or issue other injunctive relief in order to protect a debtor against the possible loss of its NOL carryforwards. See, e.g., In re Conseco, Inc., Case No. 02-49672 (Bankr. N.D. Ill. Dec. 17, 2002) (5-percent shareholders required to give notice of intended acquisitions and dispositions of debtors' stock and to show that such transactions would not impair debtors' ability to utilize debtors' NOL); In re US Airways Group, Inc., Case No. 02-83984 (Bankr. E.D. Va. Sept. 29, 2002) (debtor allowed advance notice to object to proposed transfers of (a) equity securities in the debtor that would increase the transferee's holdings to or above 3,000,000 shares, representing approximately 4.5% of all issued and outstanding shares of debtor's common stock, or (b) claims against the debtors in an aggregate principal amount of $100,000,000 or more); In re Williams Communications Group, Inc., Case No. 02-11957 (BRL) (Bankr. S.D.N.Y. July 24, 2002) (debtor provided 30 days notice to object to proposed transfers of claims against the debtor that would increase the transferee's holdings to or above $200 million in the aggregate face amount; $200 million in claims was the lowest amount that could reasonably be expected to lead to a distribution of 5% of the stock in the reorganized debtor); In re Metrocall, et al., Case No. 02-11579 (RB) (Bankr. D. Del. June 6, 2002) (debtor provided five business days notice to object to proposed transfers of stock that would result in the transferee holding 5% or more of the debtor's stock or a reduction in the ownership interest of an existing 5% or greater shareholder); In re Casual Male Corp., Case No. 01-41404 (REG) (Bankr. S.D.N.Y. May 18, 2001) (enjoining transfers of common stock and convertible notes that would result in the transferee's holdings increasing to or beyond 4.99%; debtor provided 30 days notice to object to proposed transfers of senior subordinated notes or other general unsecured claims (excluding the convertible notes) against the debtor); In re Worldtex, Inc., Case No. 01-785 (MFW) (Bankr. D. Del. Apr. 2, 2001) (debtor provided 30 days notice to object to proposed transfers that would result in the transferee holding 5% or more of the debtor's common stock or decrease the ownership interest of an existing 5% or greater shareholder); In re Reliance Acceptance Group, Inc., Case No. 98-288 (PJW) (Bankr. D. Del. Apr. 28, 1998) (debtor provided 30 days notice to object to proposed transfers that would result in the transferee holding 5% or more of debtor's common stock); In re First Merchants Acceptance Corp., 1998 Bankr. LEXIS 1816 (Bankr. D. Del. 1998) (debtor provided 30 days notice to object to proposed transfers of stock in the debtor that would increase the transferee's holdings to or above 300,000 shares of the debtor's stock and to any proposed transfers of 1995 subordinated reset notes or general unsecured claims against the debtor); In re Grossman's, Inc., Case No. 97-695 (PJW) (Bankr. D. Del. Oct. 9, 1997) (debtor provided 30 days notice to object to proposed transfers of stock that would increase the transferee's holdings to or above 1,350,000 shares of debtor's stock and to proposed transfers of general unsecured claims that would increase the transferee's holdings to or above an aggregate face amount of $3,500,000); In re Southeast Banking Corp., Case No. 91-14561-BKC-PGH (Bankr. S.D. Fla. July 21, 1994) (enjoining 5% trades of common stock); In re Phar-Mor, Inc., 152 B.R. 924 (Bankr. N.D. Ohio
         1993) (enjoining shareholders from selling stock in the debtor unless they obtained relief from the automatic stay); In re McLean Indus. Inc., Case Nos. 86-B-12238-l2241 (Bankr. S.D.N.Y. Feb. 16, 1989)
         (requiring an application to the court for authority to transfer any claims).

17.               Because the Debtors' NOL is property of their estates under section 541 of the Bankruptcy Code, this Court has the authority under section 362(a)(3) of the Bankruptcy Code to enforce the automatic stay by restricting the transfer of equity securities in the Debtors in order to protect this valuable asset.

   THE REQUESTED RELIEF IS NECESSARY TO AVOID IRREPARABLE HARM TO THE DEBTORS

18. Once an NOL is limited under IRC Section 382, its use is limited forever, and once an equity interest is transferred, the transfer cannot be undone. The relief sought herein is necessary to avoid an irrevocable loss of the Debtor's NOL - and the irreparable harm which could be caused thereby.

                    THE REQUESTED RELIEF IS NARROWLY TAILORED

19. The requested relief does not bar all equity securities trading. At this juncture, the Debtors seek only to limit equity securities trading that poses a serious risk under the IRC Section 382 ownership change test. The temporary restriction requested by the Debtors would permit most equity securities trading to continue subject only to Fed. R. Bankr. P. 3001(e) and applicable securities, corporate and other laws.

20. Given that the requested relief is both narrowly tailored and necessary to avoid irreparable harm, the Court should not hesitate in exercising its authority under sections 105(a) and 362(a)(3) to limit certain trading in equity securities of the Debtors and enter the requested order.

                                     NOTICE

21.               Notice of this Motion has been given to (a) the United
         States Trustee; (b) counsel to the Senior Secured Lenders; (c) counsel to the Indenture Trustees; (d) proposed counsel to the Official Committee of Unsecured Creditors; and (e) those persons who have requested notice pursuant to Rule 2002 of the Federal Rules of Bankruptcy Procedure.

22. Given the nature of the relief requested, the Debtors submit that broader notice of the Motion before entry of the Interim Order would defeat the purpose of the Motion. If the Debtors provided notice of the Motion to known 5% holders or greater of the Debtors' equity interests, those holders may likely trade and trigger the change of ownership, depriving the Debtors of a significant estate asset. The Debtors do propose that within one business day of entry of this Order, the Debtors shall provide notice to all Substantial Equityholders and all known equity holders of the Motion and Interim Order and that they shall publish the Interim Order in the business section of the national edition of the Wall Street Journal within 4 business days of the entry of this Order.

23. In light of the nature of the relief requested, the Debtors submit that no further notice is required.

                                NO PRIOR REQUEST

24. No prior motion for the relief requested herein has been made to this or any other Court.

                                   CONCLUSION

25. The Debtors' NOL is a valuable asset of their estates which will inure to the benefit of their stakeholders and facilitate Debtors' reorganization. Unfettered trading in equity securities of the Debtors jeopardizes the NOL and consequently threatens a source of value to the Debtors' stakeholders. Accordingly, this Court should grant the requested relief. The requested relief imposes a minimal burden to achieve a substantial benefit, and the Debtors believe that granting the relief requested in this Motion is in the best interest of the Debtors' estates, their creditors and other interested parties.

         WHEREFORE, the Debtors respectfully request that the Court enter the Interim Order substantially in the form attached hereto as Exhibit A, (a) limiting certain transfers of equity securities of the Debtors and (b) granting such other and further relief as the Court deems appropriate.




Dated:  May 16, 2003
                            Respectfully Submitted,

                            KIRKLAND & ELLIS
                            James H. M. Sprayregen, P.C. (ARDC No. 6190206) Richard L. Wynne (CA Bar No. 120349)
                            777 South Figueroa Street
                            Los Angeles, CA 90017
                            Telephone: (213) 680-8400
                            Facsimile: (213) 680-8500

                                  and

                            PACHULSKI, STANG, ZIEHL, YOUNG, JONES &
                            WEINTRAUB P.C.



                            ---------------------------------------------------
                            Laura Davis Jones (Bar No. 2436)
                            Ira D. Kharasch (CA Bar No. 109084)
                            Scotta E. McFarland (Bar No. 4184)
                            Christopher J. Lhulier (Bar No. 3850)
                            919 North Market Street, 16th Floor
                            P.O. Box 8705
                            Wilmington, Delaware  19899-8705 (Courier No. 19801)
                            Telephone:  (302) 652-4100
                            Facsimile:   (302) 652-4400

                            Counsel for the Debtors and Debtors in
                            Possession

Exhibit A

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                                         )       Chapter 11

                                               )

Fleming Companies, Inc., et al.,(7)            )       Case No. 03-10945 (MFW)

                                               )       (Jointly Administered)

                      Debtors.                 )


        INTERIM ORDER UNDER 11 U.S.C. SECTIONS 105(a), 362(a)(3), AND 541
            LIMITING TRADING IN THE EQUITY SECURITIES OF THE DEBTORS

         Upon consideration of the emergency motion (the "Motion")(8) of the above-captioned debtors and debtors in possession (collectively, the "Debtors"), for entry of an order, pursuant to sections 105(a), 362(a)(3), and 541 of title 11, United States Code (the "Bankruptcy Code"), requesting that this court limit certain transfers of equity securities of the Debtors; and it appearing that the relief requested is in the best interest of the Debtors' estates and it appearing that notice is proper and that no further notice of the relief requested in the Motion is required; and after due deliberation; and sufficient cause appearing therefor; it is


----------

(7) The Debtors are the following entities: Core-Mark International, Inc.; Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favar Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc. (collectively, the "Debtors").


(8) Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Motion.

         ORDERED, that the Motion is granted on an interim basis; and it is further

         ORDERED, that

         (viii) Any acquisition of equity securities of the Debtors (including options to acquire stock, as defined below) by any person, entity or Substantial Equityholder (as defined in paragraph
                  (iii), below) that would result in (a) an increase in the amount of equity securities owned by a Substantial Equityholder or (b) a person or entity becoming a Substantial Equityholder (an "Equity Transferee") is hereby enjoined through 5:00 p.m. (EST) on the date of the Final Hearing (defined below).

         (ix) Any disposition of equity securities of the Debtors (including options to acquire stock, as defined below) by any person, entity or Substantial Equityholder that would result in (a) a decrease in the amount of equity securities owned by a Substantial Equityholder or (b) a person or entity ceasing to be a Substantial Equityholder (an "Equity Transferor") is hereby enjoined through 5:00 p.m. (EST) on the date of the Final Hearing (defined below).

         (x) For purposes of this Order: (a) a "Substantial Equityholder" is any person or entity that owns equity securities of any of the Debtors with an aggregate fair market value equal to or greater than 5% of the fair market value of the common stock of Fleming Companies, Inc.; (b) "ownership" of equity securities includes direct and indirect ownership (e.g., a holding company would be considered to own all shares owned or acquired by its subsidiaries), ownership by such holder's family members and persons acting in concert with such holder to make a coordinated acquisition of stock and ownership of shares which such holder has an option to acquire and (c) an "option" to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

         (xi) Any sale or other transfer of equity securities in the Debtors in violation of this order shall be null and void and ab initio shall confer no rights on the transferee unless the Debtors' cases are hereafter dismissed or converted to Chapter 7.

         ORDERED, that a final hearing on the Motion will be heard on June ___, 2003 at ____ a.m./p.m. (the "Final Hearing"), with objections, if any, to be filed and served by June __, 2003 at _____ a.m./p.m.; and it is further

         ORDERED that within one business day of entry of this Order, the Debtors shall provide notice to all Substantial Equityholders and all known equity holders of the Motion and Interim Order; and it is further

         ORDERED that the Debtors shall publish this Order in the business section of the national edition of the Wall Street Journal within 4 business days of the entry of this Order.






Dated:  ______________, 2003






                                   --------------------------------------------
                                   United States Bankruptcy Judge


















                                       3